Exhibit 99.1

6711 Columbia Gateway Drive, Suite 300
Columbia, Maryland 21046
Telephone 443-285-5400
Facsimile 443-285-7650
www.copt.com
NYSE: OFC

NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact:
Mary Ellen Fowler
Senior Vice President and Treasurer
443-285-5450
maryellen.fowler@copt.com

CORPORATE OFFICE PROPERTIES TRUST

REPORTS STRONG FIRST QUARTER 2009 RESULTS

COLUMBIA, MD April 28, 2009 — Corporate Office Properties Trust (COPT) (NYSE: OFC) announced today financial and operating results for the quarter ended March 31, 2009.

Highlights

•                  20% increase in diluted Funds from Operations (“FFO”) per share to $.67 or $44.8 million of FFO for the first quarter 2009 from $.56 per share or $35.9 million of FFO for the first quarter 2008. FFO for the first quarter 2009 included $3.1 million in lease termination fees compared to $56,000 for the first quarter 2008.

•                  64% increase in diluted earnings per share (“Diluted EPS”) to $.23 or $12.1 million of net income available to common shareholders for the first quarter 2009 as compared to $.14 per diluted share or $6.7 million of net income available to common shareholders for the first quarter 2008.

•                  38% increase in Diluted Adjusted Funds from Operations available to common share and common unit holders (“Diluted AFFO”) to $33.4 million for the first quarter 2009 as compared to $24.2 million for the first quarter 2008.

•                  92.9% occupied and 93.9% leased for our wholly-owned portfolio as of March 31, 2009.

•                  82% renewal rate on expiring leases for first quarter 2009, with a 6% increase in total straight-line rents for renewed space.

•                  3% increase in same office property cash NOI for the quarter compared to the first quarter 2008, excluding gross lease termination fees. Including gross lease termination fees, same office property cash NOI increased 9% for the quarter compared to the first quarter 2008. The Company’s same office portfolio for the quarter ended March 31, 2009 represents 92% of the rentable square feet of its consolidated portfolio and consists of 223 properties.

•                  4 new buildings placed under construction totaling 453,000 square feet located in San Antonio, Texas, The National Business Park in Annapolis Junction, Maryland and North Gate Business Park in Aberdeen, Maryland.

“The Company begins 2009 with a healthy capital position, low level of debt maturities and a development pipeline totally concentrated in the U.S. Government and Defense Information Technology sector, where we continue to see demand,” stated Randall M. Griffin, President and Chief Executive Officer, Corporate Office Properties Trust.

Financial Results

Revenues from real estate operations for the quarter ended March 31, 2009 were $106.8 million, as compared to the quarter ended March 31, 2008 of $97.0 million.

Diluted FFO payout ratio for the first quarter 2009 was 56% as compared to 61% for the first quarter 2008. Diluted AFFO payout ratio for the first quarter 2009 was 67% as compared to 78% for the first quarter 2008.

As of March 31, 2009, the Company had a total market capitalization of $3.6 billion, with $1.9 billion in debt outstanding, equating to a 52% debt-to-total market capitalization ratio.

As of March 31, 2009, the Company’s weighted average interest rate was 4.8% and the Company had 75% of the total debt subject to fixed interest rates.

For the first quarter 2009, the Company’s EBITDA to interest expense coverage ratio was 3.5x, and the EBITDA fixed charge coverage ratio was 2.9x.

Reconciliations of non-GAAP measures to the most directly comparable GAAP measures are included in the tables that follow the text of this press release.

Operating Results

At March 31, 2009, the Company’s wholly-owned portfolio of 240 office properties totaled 18.5 million square feet. The weighted average remaining lease term for the portfolio was 4.6 years and the average rental rate (including tenant reimbursements) was $22.89 per square foot.

For the quarter ended March 31, 2009, 323,000 square feet was renewed equating to an 82% renewal rate, at an average committed cost of $2.86 per square foot. Total rent on renewed space increased 6% on a straight-line basis, as measured from the straight-line rent in effect preceding the renewal date and increased 1% on a cash basis. For renewed and retenanted space of 391,000 square feet, total straight-line rent increased 4% and total rent on a cash basis decreased 2%. The average committed cost for renewed and retenanted space was $5.35 per square foot.

Development Activity

At March 31, 2009, the Company had 2.4 million square feet under construction, development and redevelopment for a total projected cost of $500.0 million.

The Company’s land inventory (wholly-owned and joint venture) at March 31, 2009 totaled 1,881 acres that can support 17.0 million square feet of development.

During the quarter, the Company placed into service 83,000 square feet located in two newly-constructed properties.

During the quarter, the Company signed leases for 121,000 square feet of development space. Included in this total are the following:

•                  54,000 square feet of the 78,000 square foot property located at 209 Research Boulevard in the North Gate Business Park in Aberdeen, Maryland, leased long-term to The MITRE Corporation. The building is 69% leased.

•                  67,000 square feet of the 145,000 square foot recently redeveloped property located at 2900 Towerview Road in Herndon, Virginia, leased long-term to Qwest Corporation. The building is 100% leased.

Subsequent Event

The Company issued approximately 3.0 million common shares in an underwritten public offering made in conjunction with the Company’s inclusion in the S&P MidCap 400 Index on April 1, 2009. The shares were issued at a public offering price of $24.35 per share for net proceeds after underwriting discounts but before offering expenses of $72.1 million. The net proceeds were used to pay down the Company’s Revolving Credit Facility and for general corporate purposes.

Earnings Guidance

On April 1, 2009 the Company was added to the S&P Midcap 400 Index, issued an additional approximate 3.0 million common shares and revised its EPS guidance by $.03 per diluted share and FFO guidance by $.07 per diluted share to reflect dilution resulting from the offering. As a result, the Company’s 2009 EPS range of guidance is $.70 to $.80 and its FFO per share range of guidance is $2.41 to $2.51 per diluted share. This range of FFO per diluted share represents growth of 1% to 5% compared to 2008 FFO per diluted share, as adjusted, of $2.38. The adjusted 2008 results reflect the change in accounting for exchangeable debt as required by the adoption of the FSP regarding APB 14-1 and excludes gains on extinguishment of exchangeable notes.

Conference Call

The Company will hold an investor/analyst conference call:

Conference Call (within the United States)

Date:	Wednesday, April 29, 2009

Time:	11:00 a.m. Eastern Time

Telephone Number:	888-680-0860

Passcode:	20147212

Conference Call (outside the United States)

Date:	Wednesday, April 29, 2009

Time:	11:00 a.m. Eastern Time

Telephone Number:	617-213-4852

Passcode:	20147212

Please use the following link to pre-register and view important information about this conference call. Pre-registering is not mandatory but is recommended as it will provide you immediate entry into the call and will facilitate the timely start of the conference. Pre-registration only takes a few moments and you may pre-register at anytime, including up to and after the call start time. To pre-register, please click on the below link:

https://www.theconferencingservice.com/prereg/key.process?key=PQJ8CAJR6

You may also pre-register in the Investor Relations section of the Company’s website at www.copt.com. Alternatively, you may be placed into the call by an operator by calling the number provided above at least 5 to 10 minutes before the start of the call. A replay of this call will be available beginning Wednesday, April 29 at 3:00 p.m. Eastern Time through Wednesday, May 13 at midnight Eastern Time. To access the replay within in the United States, please call 888-286-8010 and use passcode 48240508. To access the replay outside the United States, please call 617-801-6888 and use passcode 48240508.

The conference call will also be available via live webcast in the Investor Relations section of the Company’s website at www.copt.com. A replay of the conference call will be immediately available via webcast in the Investor Relations section of the Company’s website.

Definitions

Please refer to our Form 8-K or our website (www.copt.com) for definitions of certain terms used in this press release. Reconciliations of non-GAAP measures to the most directly comparable GAAP measures are included in the attached tables.

Company Information

Corporate Office Properties Trust (COPT) (NYSE: OFC) is a specialty office real estate investment trust (REIT) that focuses on strategic customer relationships and specialized tenant requirements in the U.S. Government, Defense Information Technology and Data sectors. The Company acquires, develops, manages and leases properties which are typically concentrated in large office parks primarily located adjacent to government demand drivers and/or in growth corridors. As of March 31, 2009, the Company owned 259 office and data properties totaling 19.4 million rentable square feet, which includes 19 properties totaling 852,000 square feet held through joint ventures. The Company’s portfolio primarily consists of technically sophisticated buildings in visually appealing settings that are environmentally sensitive, sustainable and meet unique customer requirements. COPT is an S&P MidCap 400 company and more information can be found at www.copt.com.

Forward-Looking Information

This press release may contain “forward-looking” statements, as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that are based on the Company’s current expectations, estimates and projections about future events and financial trends affecting the Company.  Forward-looking statements can be identified by the use of words such as “may”, “will”, “should”, “expect”, “estimate” or other comparable terminology.  Forward-looking statements are inherently subject to risks and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate.  Accordingly, the Company can give no assurance that these expectations, estimates and projections will be achieved.  Future events and actual results may differ materially from those discussed in the forward-looking statements.

Important factors that may affect these expectations, estimates, and projections include, but are not limited to:

•                  the Company’s ability to borrow on  favorable terms;

•                  general economic and business conditions, which will, among other things, affect office property demand and rents, tenant creditworthiness, interest rates and financing availability;

•                  adverse changes in the real estate markets including, among other things, increased competition with other companies;

•                  risk of real estate acquisition and development, including, among other things, risks that development projects may not be completed on schedule, that tenants may not take occupancy or pay rent or that development or operating costs may be greater than anticipated;

•                  risks of investing through joint venture structures, including risks that the Company’s joint venture partners may not fulfill their financial obligations as investors or may take actions that are inconsistent with the Company’s objectives;

•                  our ability to satisfy and operate effectively under federal income tax rules relating to real estate investment trusts and partnerships;

•                  governmental actions and initiatives; and

•                  environmental requirements.

The Company undertakes no obligation to update or supplement any forward-looking statements.  For further information, please refer to the Company’s filings with the Securities and Exchange Commission, particularly the section entitled “Risk Factors” in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

Corporate Office Properties Trust

Summary Financial Data

(unaudited)

(Amounts in thousands, except per share data)

	Three Months Ended March 31,
	2009	2008
Revenues
Real estate revenues	$106,844	$97,002
Service operations revenues	74,889	10,614
Total revenues	181,733	107,616
Expenses
Property operating expenses	39,033	34,542
Depreciation and other amortization associated with real estate operations	26,491	24,892
Service operations expenses	73,323	10,507
General and administrative expenses	6,189	5,933
Total operating expenses	145,036	75,874
Operating income	36,697	31,742
Interest expense	(19,424)	(21,915)
Interest and other income	1,078	195
Income from continuing operations before equity in loss of unconsolidated entities and income taxes	18,351	10,022
Equity in loss of unconsolidated entities	(115)	(54)
Income tax expense	(70)	(112)
Income from continuing operations	18,166	9,856
Discontinued operations, net of income taxes	—	1,266
Income before gain on sales of real estate	18,166	11,122
Gain on sales of real estate, net of income taxes	—	1,059
Net income	18,166	12,181
Less net income attributable to noncontrolling interests
Common units in the Operating Partnership	(1,804)	(1,202)
Preferred units in the Operating Partnership	(165)	(165)
Other consolidated entities	(50)	(100)
Net income attributable to COPT	16,147	10,714
Preferred share dividends	(4,025)	(4,025)
Net income available to common shareholders	$12,122	$6,689

Earnings per share “EPS” computation:
Numerator for diluted EPS:
Net income available to common shareholders	$12,122	$6,689
Amount allocable to restricted shares	(268)	(170)
Numerator for diluted EPS	11,854	6,519

Denominator:
Weighted average common shares - basic	51,930	47,001
Dilutive effect of stock option awards	498	704
Weighted average common shares - diluted	52,428	47,705

Diluted EPS	$0.23	$0.14

Corporate Office Properties Trust

Summary Financial Data

(unaudited)

(Amounts in thousands, except per share data and ratios)

Three Months Ended March 31,
2009	2008

Net income	$18,166	$12,181
Add: Real estate-related depreciation and amortization	26,491	24,944
Add: Depreciation and amortization on unconsolidated real estate entities	160	164
Less: Gain on sales of operating properties, net of income taxes	—	(1,380)
Funds from operations (“FFO”)	44,817	35,909
Less: Noncontrolling interests - preferred units in the Operating Partnership	(165)	(165)
Less: Noncontrolling interests - other consolidated entities	(50)	(100)
Less: Preferred share dividends	(4,025)	(4,025)
Less: Depreciation and amortization allocable to noncontrolling interests in other consolidated entities	(53)	(49)
Less: Basic and diluted FFO allocable to restricted shares	(453)	(274)
Basic and diluted FFO available to common share and common unit holders (“Basic and diluted FFO”)	40,071	31,296
Less: Straight-line rent adjustments	(1,140)	(2,656)
Less: Amortization of deferred market rental revenue	(380)	(445)
Less: Recurring capital expenditures	(5,883)	(4,782)
Add: Amortization of discount on Exchangeable Senior Notes, net of amounts capitalized	698	803
Diluted adjusted funds from operations available to common share and common unit holders (“Diluted AFFO”)	$33,366	$24,216

Weighted average shares
Weighted average common shares	51,930	47,001
Conversion of weighted average common units	7,253	8,154
Weighted average common shares/units - basic FFO per share	59,183	55,155
Dilutive effect of share-based compensation awards	498	704
Weighted average common shares/units - diluted FFO per share	59,681	55,859

Diluted FFO per share	$0.67	$0.56
Dividends/distributions per common share/unit	$0.3725	$0.3400
Earnings payout ratio	167.2%	241.8%
Diluted FFO payout ratio	55.8%	60.5%
Diluted AFFO payout ratio	67.0%	78.2%
EBITDA interest coverage ratio	3.51	x	2.84	x
EBITDA fixed charge coverage ratio	2.86	x	2.37	x

Reconciliation of denominators for diluted EPS and diluted FFO per share
Denominator for diluted EPS	52,428	47,705
Weighted average common units	7,253	8,154
Denominator for diluted FFO per share	59,681	55,859

Corporate Office Properties Trust

Summary Financial Data

(unaudited)

(Dollars and shares in thousands, except per share data)

	March 31,	December 31,
	2009	2008
Balance Sheet Data (in thousands) (as of period end)
Properties, net of accumulated depreciation	$2,809,412	$2,778,466
Total assets	3,137,290	3,114,239
Debt	1,868,632	1,856,751
Total liabilities	2,060,664	2,031,816
Beneficiaries’ equity	1,076,626	1,082,423

Debt to total assets	59.6%	59.6%
Debt to undepreciated book value of real estate assets	57.4%	57.8%
Debt to total market capitalization	52.2%	47.4%

Property Data (wholly owned properties) (as of period end)
Number of operating properties owned	240	238
Total net rentable square feet owned (in thousands)	18,503	18,462
Occupancy	92.8%	93.2%

Reconciliation of denominator for debt to total assets to denominator for debt to undepreciated book value of real estate assets
Denominator for debt to total assets	$3,137,290	$3,114,239
Assets other than assets included in investment in real estate	(327,878)	(335,773)
Accumulated depreciation on real estate assets	362,318	343,110
Intangible assets on real estate acquisitions, net	85,774	91,848
Denominator for debt to undepreciated book value of real estate assets	$3,257,504	$3,213,424

	Three Months Ended
	March 31,
	2009	2008
Reconciliation of tenant improvements and incentives, capital improvements and leasing costs for operating properties to recurring capital expenditures
Total tenant improvements and incentives on operating properties	$4,225	$3,847
Total capital improvements on operating properties	1,513	1,017
Total leasing costs on operating properties	1,626	1,245
Less: Nonrecurring tenant improvements and incentives on operating properties	(41)	(795)
Less: Nonrecurring capital improvements on operating properties	(588)	(502)
Less: Nonrecurring leasing costs incurred on operating properties	(900)	(30)
Add: Recurring improvements on operating properties held through joint ventures	48	—
Recurring capital expenditures	$5,883	$4,782

Corporate Office Properties Trust

Summary Financial Data

(unaudited)

(Dollars in thousands)

	Three Months Ended
	March 31,
	2009	2008
Reconciliation of dividends for earnings payout ratio to dividends and distributions for FFO & AFFO payout ratio
Common share dividends for earnings payout ratio	$20,264	$16,173
Common unit distributions	2,085	2,771
Dividends and distributions for FFO & AFFO payout ratio	$22,349	$18,944

Reconciliation of GAAP net income to earnings before interest, income taxes, depreciation and amortization (“EBITDA”)
Net income	$18,166	$12,181
Interest expense on continuing operations	19,424	21,915
Interest expense on discontinued operations	—	41
Income tax expense	70	685
Real estate-related depreciation and amortization	26,491	24,944
Other depreciation and amortization	388	384
EBITDA	$64,539	$60,150

Reconciliation of interest expense from continuing operations to the denominators for interest coverage-EBITDA and fixed charge coverage-EBITDA
Interest expense from continuing operations	$19,424	$21,915
Interest expense from discontinued operations	—	41
Less amortization of deferred financing costs	(1,024)	(777)
Denominator for interest coverage-EBITDA	18,400	21,179
Preferred share dividends	4,025	4,025
Preferred unit distributions	165	165
Denominator for fixed charge coverage-EBITDA	$22,590	$25,369

Reconciliation of same property net operating income to same property cash net operating income and same property cash net operating income, adjusted for lease termination fees
Same property net operating income	$64,632	$61,340
Less: Straight-line rent adjustments	(435)	(2,218)
Less: Amortization of deferred market rental revenue	(209)	(371)
Same property cash net operating income	$63,988	$58,751
Less: Lease termination fees, gross	(3,660)	(99)
Same property cash net operating income, adjusted for gross lease termination fees	$60,328	$58,652

Corporate Office Properties Trust

Summary Financial Data

(unaudited)

(Amounts in thousands, except per share data)

Reconciliation of projected EPS-diluted to projected diluted

FFO per share

	Year Ending
	December 31, 2009
	Low	High
Reconciliation of numerators
Numerator for projected EPS-diluted	$39,488	$45,015
Real estate-related depreciation and amortization (1)	106,300	106,300
Minority interests-common units	4,497	5,128
Incremental FFO allocable to restricted shares	(785)	(743)
Numerator for projected diluted FFO per share	$149,500	$155,700

Reconciliation of denominators
Denominator for projected EPS-diluted	56,025	56,025
Weighted average common units	6,012	6,012
Denominator for projected diluted FFO per share	62,037	62,037

Projected EPS - diluted	$0.70	$0.80
Projected diluted FFO per share	$2.41	$2.51

(1)          The estimate of real estate-related depreciation and amortization excludes any impact of potential write-offs resulting from lease terminations.

Top Twenty Office Tenants of Wholly Owned Properties as of March 31, 2009 (1)

(Dollars in thousands)

				Percentage of	Total	Percentage	Weighted
			Total	Total	Annualized	of Total	Average
		Number of	Occupied	Occupied	Rental	Annualized Rental	Remaining
Tenant		Leases	Square Feet	Square Feet	Revenue (2) (3)	Revenue	Lease Term (4)

United States of America	(5)	66	2,583,040	15.0%	$67,011	17.0%	6.1
Northrop Grumman Corporation	(6)	15	1,135,594	6.6%	28,886	7.3%	7.5
Booz Allen Hamilton, Inc.		8	710,692	4.1%	20,949	5.3%	5.4
Computer Sciences Corporation	(6)	4	454,645	2.6%	12,371	3.1%	2.3
L-3 Communications Holdings, Inc.	(6)	5	267,354	1.6%	9,865	2.5%	5.0
Unisys Corporation	(7)	5	760,145	4.4%	9,097	2.3%	4.5
General Dynamics Corporation	(6)	10	293,329	1.7%	8,089	2.1%	1.4
The Aerospace Corporation		3	245,598	1.4%	7,477	1.9%	5.8
Wachovia Corporation	(6)	4	183,577	1.1%	6,992	1.8%	9.4
ITT Corporation	(6)	9	290,312	1.7%	6,782	1.7%	5.5
Comcast Corporation	(6)	11	342,266	2.0%	6,632	1.7%	2.9
AT&T Corporation	(6)	8	306,988	1.8%	5,860	1.5%	4.2
The Boeing Company	(6)	4	143,480	0.8%	4,383	1.1%	4.5
Ciena Corporation		4	229,848	1.3%	4,316	1.1%	4.2
The Johns Hopkins Institutions	(6)	4	128,827	0.7%	3,202	0.8%	7.5
BAE Systems PLC	(6)	7	212,339	1.2%	3,173	0.8%	3.6
Science Applications International Corp.	(6)	9	137,142	0.8%	3,127	0.8%	0.1
Merck & Co., Inc. (Unisys)	(6) (7)	2	225,900	1.3%	2,722	0.7%	3.3
KETTLER		2	81,186	0.5%	2,651	0.7%	7.9
Magellan Health Services, Inc.		2	113,727	0.7%	2,619	0.7%	2.3

Subtotal Top 20 Office Tenants		182	8,845,989	51.5%	216,204	55.0%	5.4
All remaining tenants		776	8,334,158	48.5%	177,099	45.0%	3.6
Total/Weighted Average		958	17,180,147	100.0%	$393,303	100.0%	4.6

(1)	Table excludes owner occupied leasing activity which represents 149,601 square feet with a weighted average remaining lease term of 6.3 years as of March 31, 2009.
(2)	Total Annualized Rental Revenue is the monthly contractual base rent as of March 31, 2009, multiplied by 12, plus the estimated annualized expense reimbursements under existing office leases.
(3)	Order of tenants is based on Annualized Rent.
(4)	The weighting of the lease term was computed using Total Rental Revenue.
(5)

Many of our government leases are subject to early termination provisions which are customary to government leases. The weighted average remaining lease term was computed assuming no exercise of such early termination rights.

(6)	Includes affiliated organizations or agencies.
(7)	Merck & Co., Inc. subleases 219,065 rentable square feet from Unisys’ 960,349 leased rentable square feet in our Greater Philadelphia region.

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